SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                  Amendment #1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               OBSCENE JEANS CORP.
                 (Name of Small Business Issuer in its Charter)

          Florida                          2300                    27-1070374
----------------------------   ----------------------------    -----------------
(State or Other Jurisdiction   (Primary Standard Industrial      (IRS Employer
      of Organization)             Classification Code)        Identification #)

                                                    Rachel Stark-Cappelli
      1522 Romallo Lane                               1522 Romallo Lane
      Sarasota, FL 34232                             Sarasota, FL 34232
         941-330-7648                                   941-330-7648
      941-866-7550 (FAX)                             941-866-7550 (FAX)
------------------------------               -----------------------------------
  (Address and telephone of                  (Name, address and telephone number
registrant's executive office)                        of agent for service)

                  Please send copies of all correspondence to:

                              William L. MacDonald
                 Macdonald Tuskey Corporate & Securities Lawyers
        Suite #1210, 777 Hornby Street, Vancouver, B.C., V6Z 1S4, Canada
               Telephone: (604) 648-1670, Facsimile: (604)681-4760

Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller Reporting Company [X]

                         CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed           Proposed
Class of             Amount         Maximum            Maximum        Amount of
Securities to be     to be       Offering Price       Aggregate     Registration
Registered(3)      Registered     Per Unit (1)     Offering Price      Fee (2)
----------------   ----------    --------------    --------------   ------------

Common Stock        3,000,000        $0.0175           $52,500         $3.74(4)
by Company par
value $0.0001


(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933.

(3) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(4) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
   NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
    TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
       SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                               OBSCENE JEANS CORP.

                        3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common Stock of OBSCENE JEANS CORP. ("OJC", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. 3,000,000 shares of common stock are being offered for sale by the Company to the public.

The offering of the 3,000,000 shares is a "best efforts" offering, which means that our director and officers will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.0175 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will continue for the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. This offering will end no later than six (6) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

SHARES OFFERED                PRICE TO      SELLING AGENT          PROCEEDS TO
BY COMPANY                    PUBLIC        COMMISSIONS            THE COMPANY
------------------------      --------      ---------------       --------------

Per Share                     $0.0175       Not applicable           $0.0175
Minimum Purchase                None        Not applicable        Not applicable
Total (3,000,000 shares)      $52,500       Not applicable           $52,500

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

                  THE DATE OF THIS PROSPECTUS IS MAY 21, 2010

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS                                                       PAGE NO.

SUMMARY OF OUR OFFERING........................................................5
BUSINESS SUMMARY...............................................................6
SUMMARY OF OUR FINANCIAL INFORMATION...........................................7
RISK FACTORS...................................................................8
USE OF PROCEEDS...............................................................17
DETERMINATION OF OFFERING PRICE...............................................17
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.................................18
THE OFFERING..................................................................19
PLAN OF DISTRIBUTION..........................................................19
DESCRIPTION OF SECURITIES.....................................................20
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................21
BUSINESS DESCRIPTION..........................................................21
DESCRIPTION OF PROPERTY.......................................................26
LEGAL PROCEEDINGS.............................................................27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS....................................................................27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE....................................................................33
CODE OF BUSINESS CONDUCT AND ETHICS...........................................33
MANAGEMENT....................................................................34
CONFLICTS OF INTEREST.........................................................35
COMMITTEES OF THE BOARD OF DIRECTORS..........................................35
EXECUTIVE COMPENSATION........................................................36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................39
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................39
DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................40
REPORTS TO SECURITY HOLDERS...................................................40
WHERE YOU CAN FIND MORE INFORMATION...........................................40
STOCK TRANSFER AGENT..........................................................41
FINANCIAL STATEMENTS.........................................................F-1
         Management Certification..............................................*
         Net Income Per Common Share...........................................*
         Revenue and Cost Recognition..........................................*


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 8 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 8, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

                                  OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0175 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by             3,000,000 shares of common stock, par
the Company.                            value $0.0001 offered by us in a direct
                                        offering

Offering price per share.               We are offering the 3,000,000 shares of
                                        our common stock at $0.0175.

Number of shares outstanding            9,000,000 common shares are currently
before the offering of                  issued and outstanding.
common shares.

Number of shares outstanding            12,000,000 common shares will be issued
after the offering of common            and outstanding if we sell all of the
shares.                                 shares that we are offering.

The minimum number of shares            None.
to be sold in this offering.

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.0175.

                                        We may not be able to meet the
                                        requirement for a public listing or
                                        quotation of our common stock. Further,
                                        even if our common stock is quoted or
                                        granted listing, a market for the common shares may not develop.

                                        The offering price for the shares will
                                        remain $0.0175 per share for the
                                        duration of the offering.

Use of Proceeds                         We will receive all proceeds from the
                                        sale of the common stock and intends to
                                        use the proceeds from this offering to
                                        begin implementing the business and
                                        marketing plan. The expenses of this
                                        offering, including the preparation of
                                        this prospectus and the filing of this
                                        registration statement, estimated at
                                        $10,000.00 are being paid for by us.

Termination of the Offering             This offering will terminate upon the
                                        earlier to occur of (i) 90 days after
                                        this registration statement becomes
                                        effective with the Securities and
                                        Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering                   Our sole officer and director will sell
                                        the common stock upon effectiveness of
                                        this registration statement on a BEST
                                        EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

                                BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on September 21, 2009, as a for-profit company, and electing a fiscal year end of August 31. Our business and registered office is located at 1522 Romallo Lane, Sarasota, FL 34232. Our telephone number is 941-330-7648 our fax number is 941-866-7550.

We intend to design and distribute a high-end women's collection of "Obscene Brand Jeans" including t-shirts, jackets and sweatshirts to compliment the core of our intended collection of jeans.

We need to raise an additional $500,000 to implement our business plan over the next 18 months and the funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our product or develop our business strategy.

We intend to use the latest materials, newest ideas in washes and stitching techniques, and the creative talents that were developed by Ms. Stark-Cappelli acquired during her 15 years of experience in jean design, operations and management in the Florence, Italy apparel industry. Ms. Stark-Cappelli intends to utilize her appreciation and intensity for the creation of the "Obscene Brand Jean" design execution based on her creativity and passion for details.

The product line is intended to cater to women who are seeking stylish looking jeans that of high quality and are willing to pay an upscale price. We intend to market and sell our product line primarily in the United States and Italy.

We intend to design our products internally and enter into outsourcing agreements for the manufacturing, marketing, selling and distributing agreements with independent agents, each of whom is granted exclusive rights to market and sell "Obscene Brand Jeans" in its respective territory. We currently have no such agreements in place with commissioned sales agents and distributors in the United States and Italy.

We intend to support our independent sales agents and distributors through attendance at all of the major trade and fashion industry exhibitions, advertising in trade publications and by intending to market and sell our collection of products via our website " obscenejeans.com ". We have registered the domain name; however we have not yet begun development of our website. Our intended initial strategy is to limit distribution to high-end retailers, department stores and boutiques, building a reputation for producing fresh innovative quality collection of products and with on-time delivery. We do not currently plan to launch an aggressive advertising campaign to consumers.

                      SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

                                              PERIOD FROM INCEPTION ON
                                                SEPTEMBER 21, 2009 TO
                                                  FEBRUARY 28, 2010
                                                      (AUDITED)
                                                         ($)
                                              ------------------------
                  Revenues ..............               $   -
                  Expenses ..............                   -
              Net Profit (Loss) .........                   -
         Net Profit (Loss) per share ....               $0.00


                                               AS AT FEBRUARY 28, 2010
                                                      (AUDITED)
                                                         ($)
                                               -----------------------
         Working Capital (Deficiency) ...              $ 9,000
                 Total Assets ...........              $ 9,000
          Total Current Liabilities .....              $     -

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business
-----------------------------

BECAUSE WE HAVE NOT PRODUCED A SAMPLE OF OUR OBSCENE BRAND JEANS AND COMPLIMENTED PRODUCTS, THESE PRODUCTS, MAY NOT WORK OR FIT PROPERLY AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not produced any samples of our products therefore, we do not know the exact cost of production. In the case of a higher than expected cost of production, the we will not be able to offer our products at a competitive price in the high fashion apparel market place. Furthermore, we may find problems in the manufacturing process and/or product function. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on September 21, 2009 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on September 21, 2009 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the jeans market and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING A JEANS PRODUCTS COMPANY AND WE LACK CUSTOMERS AND SUPPLIERS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Although our Chief Executive Officer and Director has extensive business experience, she does not have experience in developing a new company or in the development of a Website for e-commerce. Additionally, we currently have no contracts or agreements with customers or suppliers or manufacturers of our intended products. Therefore, without this experience, contracts or suppliers, our management's business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR PRODUCTS MAY NOT FIND ACCEPTANCE FOR OUR PRODUCTS IN HIGH END BOUTIQUES AND DEPARTMENT STORES.

We are a new company with no established visibility or recognition in the clothing industry. We anticipate our jean products to be positioned as a high end product with a corresponding price point. However, since our brand is not established and our products are not going to be recognized within the industry, we may have trouble placing our products with distributors who cater to high end boutiques and department stores. If we are not able to have our products sold at high end boutiques and department stores, we may not be able to generate revenues and our business plan may fail.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by retailers and consumers of our products; fluctuations in the demand for Obscene Jeans products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE

Ms. Stark-Cappelli, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Ms. Stark-Cappelli, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

Because we are entirely dependent on the efforts of its sole officer and director, her departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS

Our growth strategy is substantially dependent upon our ability to market our products successfully to prospective customers. However, our planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT

Our plans include obtaining business from high end boutique, department store retailers which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on designing and manufacturing products carefully, the products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in(a) obtaining orders from high end boutique and department store retailers and our E-Commerce Website, (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED

If the Company experiences significant growth in the foreseeable future, its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

Since inception on September 21, 2009 to February 28, 2010, we have spent a total of $0 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to its officers.

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WITHOUT A PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Our product will target the high-end market. If we are unable to demonstrate clearly the concept that makes our products unique to potential customers, they may not purchase the product. If the public doesn't acknowledge the singularity and innovation of our products, we may be unable to attract enough customers.

WE MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our products. Competitors may enter this sector with superior products, service, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HER SUCCESSORS

Our sole officer and director, Rachel Stark-Cappelli, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Ms. Stark-Cappelli will own 9,000,000 shares of our common stock after this offering is completed representing 75% of our outstanding shares, assuming all securities are sold. As a result, she will have control of us even if the full offering is subscribed for and be able to choose all of our directors. Her interests may differ from the ones of other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by her. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon her management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole officer and director will not abuse her discretion in executing our business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Ms. Stark-Cappelli also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate her fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition
----------------------------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated April 6, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 18 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "February 28, 2010 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its products. Within the next 18 months, we will have costs related to (i) creating a product line (samples), (ii) initiation of our sales and marketing campaign, (iii) administrative expenses and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $52,500 to begin implementing the business and marketing plan. This amount includes the $10,000 required for offering expense. We will require additional funding of approximately $500,000 to fully execute our business plan and bring our products to the marketplace. We intend to accomplish this in two phases. Phase One will require additional funding of $150,000 to begin implementing the business plan. This includes establishing and produce sample products, development of labeling and merchandising (0-9 Months) materials. Phase Two will require additional funding of $350,000 (9-18 Months) to execute our production, administrative, marketing and sales strategy. As of February 28, 2010, we had cash on hand of $9,000.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE DO NOT HAVE SUFFICIENT CAPITAL TO CONTINUE MAINTAINING OUR REPORTING STATUS.

As of the date of this Prospectus, the current funds available to us will not be sufficient to continue maintaining our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. As such, any investment could be lost in its entirety.

Risks Related To This Offering
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.001.

The arbitrary offering price of $0.0175 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0175. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 100,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY

We have 100,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0175. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

USE OF PROCEEDS TABLE

                                     IF 25% OF     IF 50% OF     IF 75% OF      IF 100% OF
                                    SHARES SOLD   SHARES SOLD   SHARES SOLD     SHARES SOLD
                                    -----------   -----------   -----------     -----------
GROSS PROCEEDS FROM THIS OFFERING   $    13,125   $    26,250   $    39,375     $    52,500
                                    ===========   ===========   ===========     ===========
          LESS: OFFERING EXPENSES
                  Accounting fees         3,500         3,500         3,500           3,500
                       Legal fees         4,500         4,500         4,500           4,500
                         Printing           500           500           500             500
                   Transfer Agent         1,500         1,500         1,500           1,500
                            TOTAL   $    10,000   $    10,000   $    10,000     $    10,000

        LESS: PRODUCT DEVELOPMENT   $     2,125   $    10,000   $    18,500     $    29,000
                  LESS: MARKETING   $       500   $     4,250   $     7,875     $    10,000
    LESS: ADMINISTRATION EXPENSES   $       500   $     2,000   $     3,000     $     3,500
                                    -----------   -----------   -----------     -----------
                           TOTALS   $    13,125   $    26,250   $    39,375     $    52,500
                                    ===========   ===========   ===========     ===========

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require approximately $450,000 to cover our anticipated expenses over the next 18 months. Please review our disclosure titled "Plan of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

   o  our start up status;

   o  our new business structure and operations as well as lack of client base;

   o prevailing market conditions, including the history and prospects for our industry;

   o majority of denim producing companies are not public and market conditions tend to be harder on new businesses;

   o  our future prospects and the experience of our management;

   o  our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0175 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since our inception on September 21, 2009. Our sole officer and director paid $ 0.001 per share, a difference of $0.0165 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD
---------------------------------------------------
Price per share...................................................   $    0.0175
Net tangible book value per share before offering.................   $     0.001
Potential gain to existing shareholders...........................   $    0.0165
Net tangible book value per share after offering..................   $    0.0051
Increase to present stockholders in net tangible book value
 per share after offering.........................................   $      0.05
Capital contributions.............................................   $    52,500
Capital contribution by officer & director in September 2009......   $     9,000
Number of shares outstanding before the offering..................     9,000,000
Number of shares after offering held by existing stockholders.....     9,000,000
Percentage of ownership after offering............................         75.0%

                                                  PERCENTAGE OF SHARES SOLD
                                             -----------------------------------
DILUTION TO NEW SHAREHOLDERS                   25%      50%      75%       100%
------------------------------------------   -------  -------  --------  -------
Per share offering price .................   $0.0175  $0.0175  $0.0175   $0.0175
Net tangible book value per share before
 offering ................................   $0.001   $0.001   $0.001    $0.001
Net tangible book value per share after
 offering ................................   $0.0023  $0.003   $0.0043   $0.0051
Increase in book value attributable to new
 shareholders ............................   $0.0013  $0.002   $0.0033   $0.0041
Dilution to new shareholders .............   $0.0152  $0.0145  $0.00132  $0.0124

                                  THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.0175 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.0175 even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.0175 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Rachel Stark-Cappelli our Sole Officer and Director named herein. Ms. Stark-Cappelli will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Ms. Stark-Cappelli will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

   1. Ms. Stark-Cappelli is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

   2. Ms. Stark-Cappelli will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

   3. Ms. Stark-Cappelli is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

   4. Ms. Stark-Cappelli meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering. This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $0.0001. Shares of our common stock:

   o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

   o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Macdonald Tuskey Corporate and Securities Lawyers, Suite 1210, 777 Hornby Street, Vancouver, BC, V6Z 1S4, Canada, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way , Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period September 21, 2009 (date of inception) through February 28, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date through February 28, 2010) and interim period.

                              BUSINESS DESCRIPTION

Overview
--------

We are a development stage company and were incorporated in the State of Florida on September 21, 2009, as a for-profit company, and an established fiscal year end of August 31. We intend to design our woman's line of jeans branded as "Obscene Brand Jeans" internally and enter into outsourcing agreements for the manufacturing, marketing, selling and distributing agreements with independent agents, each of whom is to be granted exclusive rights to market and sell "Obscene Brand Jeans" in its respective territory. We intend to include a line of complimentary t-shirts, jackets and sweatshirts to accent the base of our intended collection.

We intend to use the latest materials, newest ideas in washes and stitching techniques and Ms. Stark-Cappelli's creative abilities that were enhanced during her 15 years of jean design, operations and management in the Florence, Italy apparel industry. Ms. Stark-Cappelli intends to utilize her experience for the creation of the "Obscene Brand Jean" collection along with the culture, creativity and passion for detail that comes from her 15 year experience in Florence, Italy apparel market.

The product line is intended to cater women who generally shop for high end, boutique or specialized clothing lines. We intend to market our product line for the United States and Italy. Our jeans are going to be designed by Ms. Stark-Cappelli at our offices in Sarasota Florida. Ms. Stark-Cappelli served as President of Excentrix s.r.l in Florence, Italy where she designed, tested and sourced production of the company's jean collection as well as t-shirts, jackets and sweat shirts for distribution throughout Europe, Asia and the USA in Florence, Italy from January 1998 to June 2006.

We anticipate that the design and testing of "Obscene Brand" jeans will take up to 9 months. Once the jeans are designed and tested, we can move onto engaging companies to distribute and market our products. We do not currently have a management or design agreement in place with Ms. Stark-Cappelli

We intend to support our independent sales agents and distributors through attendance at all of the major trade and fashion industry exhibitions, advertising in trade publications and by intending to market and sell our products via our website "obscenejeans.com". We have registered the domain name "obscenejeans.com", however we have not yet began development of our website. Our intended initial strategy is to limit distribution to high-end boutique and department store retailers, building a reputation for producing fresh and innovative quality design products with on-time delivery. We do not currently plan to launch an aggressive advertising campaign through television, radio or print media. We intend to develop and market our high fashion jeans for sale in the United States and Italy to upscale retailers.

We intend to produce and sell only women's styles of jeans. We expect that Obscene Brand Jeans will be made with high quality fabrics that are gently and naturally aged, hand finished, and accessorized with rich materials such as medieval Florentine steel mesh as well as other types of metallic knits.

We intend to produce our products in the U.S.A., utilizing independent contractors. Currently, we have no agreements with contract manufacturers to produce our products. The intended product line includes a Spring/Summer and Fall/Winter collection of Obscene Brand Jeans and complimentary t-shirts, jackets and sweatshirts. We intend to design a total of 10-15 separate styles of jeans.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our Business Plan until we are able to secure additional financing. There can be no assurance that such financing will be available on suitable terms. Please see "Risk Factors" elsewhere in this Prospectus for a full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Strategy
-----------------

Our strategy is to build brand recognition by marketing our products to fashion conscious, affluent consumers who shop in high-end boutiques and department stores and who want to wear and be seen in the latest, trendiest, jeans. We plan to limit distribution to the more exclusive retailers, specialty stores and department stores in an effort to maintain the intended unique nature of our brand and sell our Obscene Jeans Brand in the range of $150.00 to $200.00 per pair. We intend to utilize independent contract manufacturers located in the United States so that we can truthfully brand our products as having been "made in the U.S.A" and because, by using contract manufacturers we are better able to control our costs and keep fixed overhead to a minimum. We plan to update our product offerings-style, fit and washes every 6 months to be seen as a trend setter in the contemporary better jeans market. Currently, we have no agreements with contract manufacturers.

Sales and Marketing Strategy
----------------------------

We anticipate to market and distribute Obscene Jeans Brand in the United States. and Italy by attendance at industry and trade shows and intend to enter into sales agency or distribution agreements with independent agents, each of whom is granted exclusive rights to market and sell Obscene Jeans Brand in their respective territory. We currently have no agreements in place with commissioned sales agents. We currently have no distribution agreements with distributors. Our vision is to market the most popular casual wear in the United States and abroad, being jeans, to fashion conscious consumers looking for a pair of jeans with unquestionably superior fit, finish, fabric and style.

We intend to market, sell and distribute our Obscene Jeans products through attendance at all of the major trade and fashion industry exhibitions, advertising in trade publications and via our anticipated website:
"obscenejeans.com". We have registered the domain name, but have not yet began the development of this website. We intend to enter into sales agency or distribution agreements with independent agents, each of whom is granted exclusive rights to market and sell in their respective territory. We currently have no such agreements in place with commissioned sales agents and distributors. Our intended initial strategy is to limit distribution to high-end retailers, building a reputation for producing fresh and innovative quality design products with on-time delivery. We do not currently plan to launch an aggressive advertising campaign to the consumer.

Raw Materials and Manufacturing
-------------------------------

We intend to purchase our fabrics where possible from United States fabric manufacturers. We intend to purchase our thread and other materials from various industry suppliers in the United States. Although the denim fabric that we intend to use in the manufacture of our jeans is of the highest quality, it is readily available from a large number of suppliers including mills in the United States and if necessary, from abroad.

We intend to outsource all of our manufacturing to independent contractors located in the United States. We intend for the contractor to purchase the fabric, sew and finish our products to our design and specifications. Our management believes that this process will enable us to manufacture our jeans without requiring a large amount of working capital. We intend to inspect the fabrics and the finished goods prior to shipping them as part of our quality control program. We plan to continue to outsource most, if not all, of our production. We intend to have other contractors developing our jackets, t-shirts and sweatshirts. Further, we recognize that as we grow, we will require additional contractors.

Products
--------

Our intended principal products are the high fashion "Obscene Brand Jeans" that we intend to design, manufacture, distribute, market and sell. These jeans are intended to be sold in the United States and Italy to high-end retailers, department stores and boutiques, as well as through a website we intend to develop.

Our management anticipates that we will initially sell only women's styles of jeans. The Obscene Jeans Brand products are anticipated to be made with high quality fabrics from the United States., that are gently and naturally aged, hand finished, and accented with rich materials such as medieval Florentine steel mesh as well as other types of metallic knits

We intend to produce our products in the United States utilizing independent contractors. The intended product line includes a Spring/Summer and Fall/Winter collection of Obscene Jeans Brand complimented with t-shirts, jackets and sweatshirts. We intend to design a total of 10-15 different styles of jeans catering to the intended audience. The 10-15 collections are anticipated to be named and designed to address Brooklyn, Bronx, Catskill, Chelsea, Harlem, Lexington, Manhattan, Park Avenue, Riverside, Times Square, Tribeca, Union Square and So Ho design looks.

The Obscene Jeans Brand is anticipated to be purchased by affluent consumers who shop in hi-end boutiques and department stores and who want to wear and be seen in the latest, trendiest, and stylish styles of jeans.

We anticipate that the logo and theme of the Obscene Jeans Brand will have a silhouette of a woman that will be printed or stitched onto the jeans representing named brand recognition. We have not yet fully developed our logo.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until the company is able to secure financing. There can be no assurance that such financing will be available on suitable terms.

Market
------

According to the Los Angeles Times May 22, 2009, Article "Designer jeans seem recession-proof" written by Ronald D. White (http://articles.latimes.com/2009/may/22/business/fi-jeans22). While consumer spending remains woefully depressed, expensive designer jeans have been one of the few bright spots for manufacturers and retailers according to NPD Group Inc., a market research company. Sales of premium brand jeans grew by 17% during 2008 and managed a 2.3% increase in the month period that ended in February of 2009, making premium denim one of a few "pockets of growth in an otherwise fizzling fashion market," NPD Group said. "The denim business represents 10% of the total apparel business" Ten years ago it was only about 7% of the business. It's a $200 billion business. The average woman owns eight pairs of jeans, according to Cotton Inc.'s Lifestyle Monitor research. The above information can be viewed at: http://articles.latimes.com/2009/may/22/business/fi-jeans22.

The hi-end designer jeans market is a category we intend to pursue by designing, producing, marketing and selling premium quality and design apparel for women. The market is comprised of major and minor companies that provide designer jeans and complimentary clothing which is connected with their designer collections.

Our management believes that based on the size of the jean market, the growth of the high-end designer jean niche and the design experience that Ms. Rachael Stark-Cappelli brings to the company; Obscene Jeans Corp. can become a player in this fragmented industry.

Competition
-----------

The apparel industry is intensely competitive. We intend to compete against small companies like ours, as well as large companies that have similar business. Additionally, we will be competing with large marketing companies, importers and distributors that sell products similar to, or competitive, with ours. Examples of companies with whom we intend to compete with include Innovo Group Inc. (Joe's Jeans Inc.) True Religion Jeans, Levi Strauss & co., Giorgio Armani, Polo Ralph Lauren Corporation, Calvin Klein, Nautica Enterprises, Guess, Tommy Hilfiger Corp., Gap, Inc., Abercrombie & Fitch.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

   o  develop highly marketable jean styles;

   o  develop relationships with major distributors; and

   o  increase our financial resources.

We believe that our competitive strengths consist of our director and officer's experience, as well as the anticipated quality of the denim and the superiority of the finish ("the wash"). Within the contemporary better jean market, where we anticipate selling our products, jeans sell from $100 to $300 per pair and designer label jeans can command higher prices. We believe that our intended price range of $150 to $200 will provide superior value for the quality, style, fit and finish of Obscene Jeans Brand.

However, there can be no assurance that even if we do these things and our jeans are produced as intended, that we will be able to compete effectively with the other companies in our industry.

Employees and Employment Agreements
-----------------------------------

As of May 21, 2010, we have no employees other than Ms. Stark-Cappelli, our sole officer and director. Ms. Stark-Cappelli has the flexibility to work on our business up to 10 to 25 hours per week. She is prepared to devote more time to our operations as may be required and we do not have any employment agreements with her.

We do not presently have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our marketing strategy, we intend to hire independent consultants to develop and execute our business plan.

Government Regulation
---------------------

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the jean market. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Our operations are subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement (NAFTA). We are also subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

Labeling and advertising of our products is subject to regulation by the Federal Trade Commission. We intend to be in compliance with these regulations.

Intellectual Property
---------------------

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, website or jean design.

Research and Development
------------------------

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders
---------------------------

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                             DESCRIPTION OF PROPERTY

We maintain our statutory registered agent's office at 1522 Romallo Loan, Sarasota, FL 34232 and our business office is located at 1522 Romallo Lane, Sarasota, FL, 34232. Tel: (941) 330-7648; fax: (941) 866-7550.

Our office space needs are limited at the current time and is donated free of charge by our sole director and officer.

                                LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was 1 holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview
--------

We are a development-stage company, incorporated in the State of Florida on September 21, 2009, as a for-profit company, and an established fiscal year of August 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than loans we undertake.

From inception through our current date, May 21, 2010, our business operations have primarily been focused on developing our business plan and design collection sketches, design collection sketches, specifications, researching contractors, sales agents, distributors and website designers. We have spent a total of approximately $5,000 on start-up costs (legal, accounting and administrative). We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole director and officer.

The proceeds from this offering will satisfy our cash requirements for up to 6 months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan includes contacting suppliers, products, and manufacturing partners. As of May 24, 2010 we had $9,000 cash on hand. This cash will not cover the expenses of this offering or our working capital requirements for even one month given the undertaking of this offering and the expenses involved.

Plan of Operations
------------------

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise an additional $500,000 to pay for expenses associated with our development over the next 18 months. $150,000 will be used to finance anticipated activities during Phase One of our development plan as described below, and $350,000 will be used to finance anticipated activities during Phase Two of our development plan as described below.

As of February 28, 2010, we had cash on hand of $9,000.

PHASE ONE
---------
                                                      PROJECTED
                                                       TIME TO         ESTIMATED
MILESTONES                                            COMPLETION        BUDGET $
-----------------------------------------------       ----------       ---------

Complete OJC Design Collection Including              0-9 Months          25,000
Patterns, Cutting Plans
Fabric and Ornaments

Complete OJC Initial Samples of                       0-9 Months          50,000
Design Jean Collection and Compliments

Complete OJC Final Samples of                         0-9 Months          25,000
Design Jean Collection and Compliments
Including Specifications

Interview Sales Agents and Distributors               0-9 Months           5,000
And Sign Territorial Agreements

Complete the Operational Website of                   0-9 Months          20,000
Obscenejeans.com including Hosting

Interview USA Jean Contractors and                    0-9 Months           2,500
Sign Agreements

Complete Selection of OJC Consulting Team             0-9 Months           2,500
to Execute Business Plan

Additional Working Capital                            0-9 Months          20,000
Including Professional Fees

                                                   TOTAL PHASE ONE     $ 150,000

Note: This table above does not include costs related to commencing sales and marketing of our products.

PHASE TWO
---------
                                                      PROJECTED
                                                       TIME TO         ESTIMATED
MILESTONES                                            COMPLETION        BUDGET $
-----------------------------------------------      -----------       ---------

PRODUCTION                                           9-18 Months         190,000
Complete OJC Finished Goods Inventory
Of Jeans and Compliment Collection and
Contracted Warehousing

MARKETING & SALES                                    9-18 Months          60,000
Complete Sales Literature, Displays Advertising
Website Operational "obscenejeans.com"
Complete all Sales Literature, Displays
And Advertising

MANAGEMENT & ADMINISTRATION                          9-18 Months          50,000
Consultants Operational
CFO, Production, Marketing

ADDITIONAL WORKING CAPITAL                           9-18 Months          50,000

                                                   TOTAL PHASE TWO     $ 350,000

Many of the developments enumerated in Phase 2 are dependent on the completion of objectives in Phase 1 and both Phases are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Phase 1 and Phase 2, our management will re-examine our proposed business activities to use our resources most efficiently.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and director in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated products and even if we do secure adequate financing, there can be no assurance that our products will be accepted by the marketplace and that we will be able to generate revenues.

Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for business plan development. If we develop our products and are in a position to begin sales, marketing and distribution, we intend to hire independent consultants and sales representatives as we deem necessary.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance. We have not spent any money on our operations as of February 28, 2010 and our only activity consisted of the sale of 9,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and collection design sketches, and preparing for a primary financial offering.

Our results of operations are summarized below:

                                                        SEPTEMBER 21, 2009
                                                          (INCEPTION) TO
                                                         FEBRUARY 28, 2010
                                                                ($)
                                                        ------------------
         Revenue .....................................     $         0
         Cost of Revenue .............................               -
         Expenses ....................................               -
         Net Loss ....................................               -
         Net Loss per Share - Basic and Diluted ......           (0.00)
         Weighted Average Number Shares Outstanding
          - Basic and Diluted ........................       9,000,000

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended February 28, 2010, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

We anticipate needing a minimum of $150,000 for Phase One and an additional $350,000 for Phase Two, totaling $500,000 in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through February 28, 2010, we have not spent any funds on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director.

As of February 28, 2010 we had $9,000 cash on hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and will be only paying the direct expenses associated with our business operations.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended February 28, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products will be expensed as incurred.

      EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At February 28, 2010, the Company did not have any potentially dilutive common shares.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from September 21, 2010 (date of inception) through February 28, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

                       CODE OF BUSINESS CONDUCT AND ETHICS

On September 21, 2009 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

                                   MANAGEMENT

Officers and Directors
----------------------

Our sole officer and director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS        AGE   POSITION(S)
---------------------   ---   --------------------------------------------------

Rachel Stark-Cappelli   40    President, Secretary/ Treasurer
1522 Romallo Lane             Principal Executive Officer
Sarasota, FL 34232            Principal Financial Officer and sole member of the
                              Board of Directors

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Business Experience
-------------------

RACHEL STARK-CAPPELLI, SOLE OFFICER AND DIRECTOR

Ms. Stark-Cappelli is our founder and has served as our sole director and officer since our inception. Ms. Stark-Cappelli developed her management and fashion design skills over a sixteen year period based both out of Florence, Italy and Miami, Florida. From January 1993 to January 1998 Ms. Stark-Capelli was the head buyer for Misuri, s.r.l. where she collaborated with multiple buyers to facilitate the marketing efforts of new products, development of promotional calendars, product launches and employee incentive programs as well as buying inventory for the company's retail locations. From January 1998 to June 2006, Ms. Stark-Capelli was the president of Excentrix s.r.l. based in Florence, Italy. There she designed and sourced production of the company's jean collection as well as t-shirts, jackets and sweatshirts to compliment the jean line for distribution throughout Europe, Asia and the US. From June 2006 to the present, Mr. Stark-Capelli has acted as the president of Stark Enterprises where she coordinates premium market corporate gifting, casino and hotel give-aways and corporate profit redemption programs.

Ms. Stark-Cappelli holds a bachelor of Psychology from the University of Maryland.

OTHER DIRECTORSHIPS

Ms. Stark-Cappelli does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                              CONFLICTS OF INTEREST

Ms. Stark-Cappelli is not obligated to commit her full time and attention to our business and, accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses. In the course of her other business activities, she may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty. As a result, she may have conflicts of interest in determining to which entity a particular business opportunity should be presented. She may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

o the corporation could financially undertake the opportunity;

o the opportunity is within the corporation's line of business; and

o it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

      o understands generally accepted accounting principles and financial statements,

      o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

      o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

      o  understands internal controls over financial reporting, and

      o  understands audit committee functions.

Our Board of Directors is comprised of solely of Ms. Stark-Cappelli who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Ms. Stark-Cappelli does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

                             EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to September 21, 2009, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (September 21, 2009) through February 28, 2010.

                                    SUMMARY COMPENSATION TABLE
Name                                              Non-Equity    Nonqualified
and                             Stock   Option  Incentive Plan    Deferred
principal        Salary  Bonus  Awards  Awards   Compensation   Compensation   All Other    Total
position   Year    ($)    ($)    ($)     ($)         ($)        Earnings ($)  Compensation   ($)
---------  ----  ------  -----  ------  ------  --------------  ------------  ------------  -----
Rachel
Stark-
Cappelli
President  2009     0      0       0       0           0              0             0         0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February 28, 2010.

                                        OPTION AWARDS                                            STOCK AWARDS
          --------------------------------------------------------------  ----------------------------------------------
                                                                                                                Equity
                                                                                                              Incentive
                                                                                                    Equity       Plan
                                                                                                  Incentive     Awards:
                                                                                                     Plan     Market or
                                        Equity                                                      Awards:     Payout
                                       Incentive                                                  Number of    Value of
                                         Plan                                           Market     Unearned    Unearned
           Number of                    Awards:                           Number of    Value of     Shares,     Shares,
          Securities     Number of     Number of                          Shares or   Shares or    Units or    Units or
          Underlying     Securities   Securities                           Units of    Units of     Other       Other
          Unexercised   Underlying    Underlying                            Stock       Stock       Rights      Rights
            Option      Unexercised   Unexercised   Option      Option    That Have   That Have   That Have   That Have
              (#)       Options (#)    Unearned    Exercise   Expiration     Not         Not          Not        Not
Name      Exercisable  Unexercisable  Options (#)  Price ($)     Date     Vested (#)  Vested ($)  Vested (#)  Vested (#)
--------  -----------  -------------  -----------  ---------  ----------  ----------  ----------  ----------  ----------
Rachel         -             -             -           -           -           -           -           -           -
Stark-
Cappelli

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our sole director is not compensated by us for acting as such. She is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Ms. Stark-Cappelli that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception (September 21, 2009) through February 28, 2010.

                               DIRECTOR COMPENSATION
           Fees                     Non-Equity   Non-Qualified
          Earned                    Incentive      Deferred
          or Paid   Stock  Option      Plan      Compensation    All Other
          in Cash  Awards  Awards  Compensation    Earnings     Compensation  Total
Name        ($)      ($)     ($)        ($)           ($)           ($)        ($)
--------  -------  ------  ------  ------------  -------------  ------------  -----
Rachel       0        0       0          0             0             0          0
Stark-
Cappelli

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                   Name and Address of       Amount and Nature of     Percent of
Title of Class     Beneficial Owner [1]      Beneficial Ownership     Class [2]
--------------     ---------------------     --------------------     ----------

Common Stock       Rachel Stark-Cappelli           9,000,000             100%
                     1522 Romallo Lane
                    Sarasota, FL 34232


                     All Officers and              9,000,000             100%
                   Directors as a Group
                        (1 person)

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Ms. Stark-Cappelli is the only "promoter" of our company. Ms. Stark-Cappelli is also our sole director and officer.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this Prospectus

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 21, 2009 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, February 28, 2010, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

           DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Obscene Jeans Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                              Financial Statements

           For the Period from September 21, 2009 (Date of Inception)
                            through February 28, 2010


                                    CONTENTS

Financial Statements:
Report of Independent Registered Public Accounting Firm ............         F-1
Balance Sheet ......................................................         F-2
Statements of Operations ...........................................         F-3
Statement of Stockholder's Equity ..................................         F-4
Statement of Cash Flows ............................................         F-5
Notes to Financial Statements ......................................   F-6 - F-9

                               Peter Messineo, CPA
                       1982 Otter Way Palm Harbor FL 34685
                          T 727.421.6268 F 727.674.0511


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
Obscene Jeans Corp.

I have audited the balance sheets of Obscene Jeans Corp. as of February 28, 2009 and the related statement of operations, changes in stockholder's equity, and cash flows for the period September 21, 2009 (date of inception) through February 28, 2010. These financial statements were the responsibility of the Company's management. My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Obscene Jeans Corp. as of February 28, 2010, and the results of its operations and its cash flows for the period September 21, 2009 (date of inception) through February 28, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty were also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
April 6, 2010

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                                  Balance Sheet

                                                                     As of
                                                               February 28, 2010
                                                               -----------------
ASSETS

Cash ..........................................................     $ 9,000
                                                                    -------
       Total current assets ...................................       9,000
                                                                    -------
  Total Assets ................................................     $ 9,000
                                                                    =======

LIABILITIES AND STOCKHOLDER'S EQUITY

Stockholder's Equity:
Preferred stock; $0.0001 par value; 10,000,000 shares
authorized; 0 shares issued and outstanding ...................     $     -
Common stock; $0.0001 par value; 100,000,000 shares
authorized; 9,000,000 shares issued and outstanding ...........         900
Capital in excess of par value ................................       8,100
Accumulated deficit during development stage ..................           -
                                                                    -------
Total stockholder's equity ....................................       9,000
                                                                    -------
  Total Liabilities and Stockholder's Equity ..................     $ 9,000
                                                                    =======

     The accompanying notes are an integral part of the financial statements

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                            Statements of Operations

                                                               For the Period
                                                             September 21, 2009
                                                             (Date of Inception)
                                                                   through
                                                              February 28, 2010
                                                             -------------------

Revenue:
     Sales ..................................................    $         -
                                                                 -----------

Expenses:
     Selling, general and administrative ....................              -
                                                                 -----------

Net income (loss) ...........................................    $         -
                                                                 ===========


Net loss per common share, basic and diluted ................    $     (0.00)
                                                                 ===========

Weighted average number of common shares, basic and diluted .      9,000,000
                                                                 ===========

    The accompanying notes are an integral part of the financial statements.

                                   Obscene Jeans Corporation
                               (A Development Stage Corporation)

                              Statements of Stockholder's Equity

     For the Period from September 21, 2009 (Date of Inception) through February 28, 2010
                                  Common Stock        Capital in                    Total
                              ---------------------   Excess of    Accumulated   Stockholder's
                               Shares       Amount    Par Value      Deficit        Equity
                              ---------   ---------   ----------   -----------   -------------
BALANCE, SEPTEMBER 21, 2009
(DATE OF INCEPTION) .......           -   $       -   $        -   $         -   $           -

Common stock issued for
 cash on September 21, 2009   9,000,000         900        8,100             -           9,000

Net loss for the period
 September 21, 2009
 (Date of Inception)
 through February 28, 2010            -           -            -             -               -
                              ---------   ---------   ----------   -----------   -------------
BALANCE, FEBRUARY 28, 2010    9,000,000   $     900   $    8,100   $         -   $       9,000
                              =========   =========   ==========   ===========   =============

           The accompanying notes are an integral part of the financial statements.

                                              F-4

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                             Statement of Cash Flows

                                                             For the Period from
                                                             September 21, 2009
                                                             (Date of Inception)
                                                                   through
                                                              February 28, 2010
                                                             -------------------

OPERATING ACTIVITIES
Net loss ....................................................      $     -
                                                                   -------
Adjustments to reconcile net loss to net cash used
by operating activities:
Increase in other receivables
                                                                   -------
Net cash used by operating activities .......................            -
                                                                   -------

INVESTING ACTIVITIES
  Net cash used by investing activities .....................            -

FINANCING ACTIVITIES
Proceeds from sale of common stock ..........................        9,000
                                                                   -------
Net cash provided by financing activities ...................        9,000
                                                                   -------

NET INCREASE IN CASH AND CASH EQUIVALENTS ...................        9,000

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..............            -
                                                                   -------

CASH AND CASH EQUIVALENTS, END OF PERIOD ....................      $ 9,000
                                                                   =======



Supplemental Cash Flow Information:
   Cash paid during the year for interest ...................      $     -
                                                                   =======

    The accompanying notes are an integral part of the financial statements.

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                          Notes to Financial Statements

           For the Period from September 21, 2009 (Date of Inception)
                            through February 28, 2010

1. BACKGROUND INFORMATION

Obscene Jeans Corporation (the "Company"), a Florida corporation, was formed to design, develop, manufacture, wholesale, market distribute and sell a woman's line of "Obscene Brand Jeans." The Company also will include a line of complimentary t-shirts, jackets and sweatshirts to accent the base of the intended collection. The Company was incorporated on September 21, 2009 (Date of Inception) with its corporate headquarters located in Sarasota, Florida and its year-end is August 31.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended February 28, 2010, the Company has had no operations. As of February 28, 2010, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

   FASB CODIFICATION - In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report on Form 10-K now refer to the Codification topic section rather than a specific accounting rule as was past practice.

   USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                          Notes to Financial Statements

           For the Period from September 21, 2009 (Date of Inception)
                            through February 28, 2010

   CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

   RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred.

   COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

   REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

   ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred.

   INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

   EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At February 28, 2010, the Company did not have any potentially dilutive common shares.

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                          Notes to Financial Statements

           For the Period from September 21, 2009 (Date of Inception)
                            through February 28, 2010

   FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 "Fair Value Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

      o Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

      o Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

      o Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

   On January 1, 2009, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                          Notes to Financial Statements

           For the Period from September 21, 2009 (Date of Inception)
                            through February 28, 2010

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update ("ASU") No. 2009-13, Multiple-Deliverable Revenue Arrangements ("ASU 2009-13") and No. 2009-14, Certain Revenue Arrangements that include Software Elements ("ASU 2009-14"). These standards update FASB ASC 605, Revenue Recognition ("ASC 605") and FASB ASC 985, Software ("ASC 985"). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments to ASC 985 remove tangible products from the scope of software revenue guidance and provide guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. These amendments to ASC 605 and ASC 985 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company will adopt these amendments on September 1, 2010. Management does not believe that the adoption of this standard will have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company will adopt ASU 2010-06 on September 1, 2010; management does not expect the adoption to have a material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

In September 2009, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

                            Obscene Jeans Corporation
                        (A Development Stage Corporation)

                          Notes to Financial Statements

           For the Period from September 21, 2009 (Date of Inception)
                            through February 28, 2010

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. PREFERRED STOCK

The Company's Board of Directors has authorized 10,000,000 million shares of preferred stock with a par value of $0.0001 to be issued in series with terms and conditions to be determined by the Board of Directors.

6. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended February 28, 2010.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

                                                         September 21, 2009
                                                     (Date of Inception) through
                                                          February 28, 2010
                                                     ---------------------------
Tax benefit at U.S. statutory rate ...............   $                        -
State income tax benefit, net of federal benefit .                            -
                                                     ---------------------------
                                                     $                        -
                                                     ===========================

The Company did not have any temporary differences for the period from September 21, 2009 (Date of Inception) through February 28, 2010.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee.................    $      4
Federal Taxes.......................................................    $      -
State Taxes and Fees................................................    $      -
Listing Fees........................................................    $      -
Printing Fees.......................................................    $    500
Transfer Agent Fees.................................................    $  2,496
Accounting fees and expenses........................................    $  3,000
Legal fees and expenses.............................................    $  4,000
                                                                        --------
TOTAL ..............................................................    $ 10,000
                                                                        ========

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

   o In September of 2009, we issued 9,000,000 shares to Rachel Stark-Cappelli, the Company's founder, in exchange for cash of $9,000. We relied upon
      Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering

It is our belief Ms. Stark-Cappelli had such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Ms. Stark-Cappelli certified that she was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.      DOCUMENT DESCRIPTION
-----------      --------------------
3.1              Articles of Incorporation of Obscene Jeans Corp.(1)
3.2              Bylaws of Obscene Jeans Corp.(1)
4.1              Specimen Stock Certificate of Obscene Jeans Corp.
5.1              Opinion of Counsel.(1)
14.1             Code of Ethics.(1)
23.1             Consent of Accountants.
23.2             Consent of Counsel.
99.1             Subscription Agreement Obscene Jeans Corp.

(1) Included as an Exhibit to our Registration Statement on Form S-1 filed on April 14, 2010

                                  UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

         (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, Florida, on May 21, 2010.


                                        OBSCENE JEANS RESOURCES CORP.


                                        By: /s/ Rachel Stark-Cappelli
                                            -------------------------
                                            Rachel Stark-Cappelli
                                            President, Chief Executive Officer,
                                            Chief Financial Officer, Principal
                                            Accounting Officer, Secretary,
                                            Treasurer, Director


In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.


        SIGNATURES                         TITLE                       DATE
-------------------------   -----------------------------------   --------------

/s/ Rachel Stark-Cappelli   President, Chief Executive Officer,    May 21, 2010
-------------------------   Chief Financial Officer, Principal
Rachel Stark-Cappelli       Accounting Officer, Secretary,
                            Treasurer, Director